Exhibit 5.1

[Letterhead of Vorys, Sater, Seymour and Pease LLP]

November 16, 2017

Board of Directors

Central Federal Corporation

7000 North High Street

Worthington, Ohio 43086

Re:	Registration Statement on Form S-3 of Central Federal Corporation

Ladies and Gentlemen:

We have acted as counsel to Central Federal Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) shares of common stock, $0.01 par value per share, of the Company (the “Common Shares”), and (ii) shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Shares”). The Common Shares and Preferred Shares are collectively referred to herein as the “Securities.” The Securities may be offered from time to time pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, any amendment thereto, the prospectus contained in the Registration Statement (the “Prospectus”) and one or more supplements to the Prospectus filed pursuant to Rule 415 under the Securities Act (each, a “Prospectus Supplement”) for an aggregate initial offering price not to exceed $25,000,000.

In rendering the opinions expressed below, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

Subject to the foregoing and the other matters and assumptions set forth herein, we are of the opinion that, as of the date hereof:

Columbus  |  Washington  |  Cleveland  |  Cincinnati  |   Akron  |  Houston  |  Pittsburgh

Central Federal Corporation

November 16, 2017

(1) When the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to authorize the issuance and sale of Common Shares proposed to be sold by the Company and such Common Shares have been duly issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting, distribution or similar agreement approved by the Board or a duly authorized committee thereof to purchasers thereof against payment of the agreed consideration therefor, such Common Shares will be validly issued, fully paid and nonassessable.

(2) When the Board has duly established a new series of Preferred Shares in accordance with the terms of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and applicable law, including, without limitation, the proper filing of a certificate of designation with the Secretary of State of the State of Delaware relating to such series of Preferred Shares, the Board has taken all necessary corporate action to authorize the issuance and sale of the Preferred Shares proposed to be sold by the Company, and such Preferred Shares have been duly issued and delivered in accordance with terms of the applicable definitive purchase, underwriting, distribution or similar agreement approved by the Board or a duly authorized committee thereof to purchasers thereof against payment of the agreed consideration therefor, such Preferred Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that at the time of the issuance and sale of any of the Securities: (i) the Registration Statement, and any amendments thereto, will have become effective and such effectiveness will not have been terminated or rescinded; (ii) a Prospectus Supplement describing the Securities, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the Board will have duly established the terms of the Securities and duly authorized the issuance and sale of the Securities, in each case in accordance with the Certificate of Incorporation, any applicable certificate of designation and applicable law and such authorization will be in full force and effect; (iv) the Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement; (v) there shall not have occurred any change in law affecting the validity of the Securities; (vi) any Securities will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Company; (vii) with respect to Common Shares, there will be sufficient Common Shares authorized under the Certificate of Incorporation, as in effect at the relevant time, and not otherwise reserved for issuance; and (viii) with respect to Preferred Shares, there will be sufficient Preferred Shares authorized under the Certificate of Incorporation, as in effect at the relevant time, and not otherwise reserved for issuance. We have also assumed that none of the terms of any Securities to be established subsequent to the date hereof, the issuance and delivery of any such Securities, or the compliance by the Company with the terms of such Securities will violate any applicable

Central Federal Corporation

November 16, 2017

law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP

Vorys, Sater, Seymour and Pease LLP